Exhibit 10.6

INDEPENDENT DIRECTOR AGREEMENT

THIS INDEPENDENT DIRECTOR AGREEMENT (this “Agreement”) is made and effective as of [_] (the “Effective Date”), by and between LIS TECHNOLOGIES INC., a Nevada corporation (“Company”) with offices at 203 Victorius Blvd E, K-1330, Oak Ridge, TN, 37830, and [______________], an individual located in [_____________] (“Independent Director”).

RECITALS:

WHEREAS, the Company desires to appoint Independent Director to serve on the Company’s board of directors (the “Board”);

WHEREAS, the Company believes Independent Director possess the necessary qualifications, abilities, and independence to serve as an independent director of the Board and to perform the functions and meet the Company’s needs related to the Board;

WHEREAS, the Company desires to enter into an agreement with Independent Director with respect to such appointment; and

WHEREAS, Independent Director is willing to accept such appointment and to serve the Company on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the foregoing promises and the mutual covenants herein contained, the parties hereto, intending to be legally bound, agree as follows:

1. SERVICES. During the term of this Agreement, Independent Director shall serve as an independent director of the Company and perform all duties as a director of the Company customarily related to this function as may be determined and assigned by the Board and as may be required by the Company’s constituent instruments, including its articles of incorporation, bylaws, and Board committee charters, each as amended from time to time (collectively, the “Governing Documents”), and by applicable law, including the Nevada Revised Statutes. Independent Director agrees to devote as much time as is necessary to perform completely the duties as a director of the Company, including duties as a member of one or more committees of the Board, to which the Director may hereafter be appointed. Independent Director will perform such duties described herein in accordance with the general fiduciary duty of directors under Nevada law. The Company acknowledges that Independent Director will limit Independent Director’s role under this Agreement to that of an independent contractor, and the Company acknowledges that Independent Director is not, and will not become, engaged in the business of (i) effecting securities transactions for or on the account of the Company, (ii) providing investment advisory services as defined in the Investment Advisors Act of 1940, or (iii) providing any tax, legal or other services. The Company acknowledges and hereby agrees that Independent Director is not engaged on a full-time basis and, subject to Independent Director’s fiduciary duties and the obligations imposed by this Agreement, Independent Director may pursue any other activities and engagements Independent Director desires during the term of this Agreement. Independent Director shall perform the Services in accordance with all local, state and federal rules and regulations. Notwithstanding the foregoing, the Services shall not (unless Independent Director is appropriately licensed, registered or there is an exemption available from such licensing or registration) include, directly or indirectly, any activities which require Independent Director to register as a broker-dealer under the Securities Exchange Act of 1934, as amended. The Company understands that this Agreement does not create any attorney-client relationship with Independent Director and the Services rendered and all related communications by Independent Director are not covered by attorney-client privilege.

2. COMPENSATION TO INDEPENDENT DIRECTOR. For service on the Board and its committees, Independent Director will be compensated as follows:

(a) Cash Compensation. Independent Director will receive a fee of $________ per year in cash, which shall be paid to Independent Director in quarterly installments, no later than the tenth business day following the end of each calendar month commencing in the month following the Effective Date.

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(b) Equity Compensation. Independent Director shall be granted [an option to purchase / restricted stock units covering / an award of] ______ shares of the Company’s common stock (the “Equity Compensation”). The Equity Compensation shall be subject to the terms and conditions of the Company’s 2026 Equity Incentive Plan (“2026 Plan”) or other plans as applicable, and the applicable award agreement, including the provisions governing vesting, exercisability, settlement, expiration, and forfeiture. The Equity Compensation shall vest and become exercisable or settle, as applicable, in accordance with the schedule and conditions set forth in the applicable award agreement, subject to the Independent Director’s continued service on the Board through the applicable vesting dates, except as otherwise expressly provided in the 2026 Plan, or other plans, as applicable, or the applicable award agreement.

(c) Independent Director represents and warrants to the Company as follows:

(i) Independent Director has the requisite power and authority to enter into this Agreement. No consent, approval or agreement of any individual or entity is required to be obtained by Independent Director in connection with the execution and performance by Independent Director of this Agreement or the execution and performance by Independent Director of any agreements, instruments or other obligations entered into in connection with this Agreement.

(ii) Independent Director is not subject to “bad actor disqualification” as such term is defined in Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

(iii) Independent Director is acquiring the Equity Compensation solely for his own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the shares underlying the Equity Compensation.

(d) The Company represents and warrants to Independent Director as follows:

(i) No consent, approval or agreement of any individual or entity is required to be obtained by the Company in connection with the execution and performance by the Company of this Agreement or the execution and performance by the Company of any agreements, instruments or other obligations entered into in connection with this Agreement, other than the approval of the Board, which has been obtained; and

(ii) The shares issued upon exercise of the Equity Compensation:

(A) are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer under the Securities Act of 1933, as amended (the “Securities Act”) and any applicable state securities laws;

(B) have been, or will be, duly and validly authorized and on the dates of issuance of the Equity Compensation as contemplated in Section 2(a) of this Agreement, such shares will be duly and validly issued, fully paid and non-assessable and if registered pursuant to the Securities Act and resold pursuant to an effective registration statement or exempt from registration will be free trading, unrestricted and unlegended;

(C) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company or rights to acquire securities of the Company;

(D) will not subject the holders thereof to personal liability by reason of being such holders; and

(E) assuming the representations and warranties of Independent Director as set forth in Section 2(b) hereof are true and correct, will not result in a violation of Section 5 under the Securities Act.

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(e) Any commercially reasonable out-of-pocket expenses incurred by Independent Director in connection with the performance of the Services and previously approved in writing by the Company ( “Independent Director Expenses”) shall be reimbursed by the Company within thirty (30) days of Independent Director submitting to the Company an invoice that details the amount of Independent Director Expenses and includes written documentation of each expense. Independent Director shall not charge a markup, surcharge, handling or administrative fee on Independent Director Expenses. The Company acknowledges that Independent Director may incur certain expenses during the term of this Agreement, but not receive a bill or receipt for such expenses until after the term of this Agreement. In such case, Independent Director shall provide the Company with an invoice and documentation of the expense and the Company shall reimburse Independent Director for such expenses within five (5) days after receiving such invoice.

3. TERM. This Agreement shall commence as of the Effective Date, and shall terminate automatically upon the earliest to occur of (a) the two-year anniversary of the Effective Date, and (b) the date on which Independent Director ceases to serve as a director for any reason, including death, resignation, removal in accordance with the Company’s bylaws, or failure to be re-elected by the Company’s stockholders (the “Termination Date”).

4. EFFECT OF TERMINATION. Upon the termination of this Agreement, (i) Independent Director shall retain all compensation earned or vested through the Termination Date, which shall be governed by Section 2 and any applicable options agreement; (ii) Independent Director shall have the right to receive the reimbursement of any Independent Director Expenses, as contemplated pursuant to Section 2(e) of this Agreement, up to and through the Termination Date; and (iii) Independent Director’s rights under the Governing Documents and Section 11 of this Agreement shall not be affected..

5. INDEPENDENT CONTRACTOR. The Parties agree that the relationship created by this Agreement is one of an independent contractor. The Parties further agree that Independent Director is not and shall not be considered an employee of the Company and is not and shall not be entitled to any of the rights and/or benefits that the Company provides for the Company’s employees (including any employee pension, health, vacation pay, sick pay or other fringe benefits offered by the Company under plan or practice) by virtue of the Services being rendered by Independent Director. Independent Director acknowledges and agrees that the Company does not, and shall not, maintain or procure any workers’ compensation or unemployment compensation insurance for or on behalf of Independent Director, and shall make no state temporary disability or family leave insurance payments on behalf of Independent Director, and Independent Director agrees that Independent Director will not be entitled to these benefits in connection with performance of the Services under this Agreement. Independent Director is responsible for all taxes, if any, imposed on him in connection with his performance of Services under this Agreement, including any federal, state and local income, sales, use, excise and other taxes or assessments thereon.

6. NO AGENCY CREATED. It is understood and agreed that Independent Director is not acting as an agent for or on behalf of the Company and nothing contained in this Agreement shall be construed as authority for Independent Director to bind the Company or obligate the Company to any agreement or contract. In this regard, Independent Director may use with prior written approval of the Company, which may be withheld for any reason, or no reason, a business card, stationery or other correspondence, which utilizes the name or logo of the Company in connection with services being rendered hereunder by Independent Director.

7. CONFIDENTIAL INFORMATION. Independent Director understands and acknowledges that during the Term, Independent Director will have access to and learn about Confidential Information, as defined below.

(a) Confidential Information Defined. For purposes of this Agreement, “Confidential Information” includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, publications, documents, research, operations, services, strategies, techniques, agreements, contracts, terms of agreements, transactions, potential transactions, negotiations, pending negotiations, know-how, trade secrets, computer programs, computer software, applications, operating systems, software design, work-in-process, databases, technologies, manuals, records, systems, material, sources of material, supplier information, vendor information, financial information, results, marketing information, personnel information, developments, reports, internal controls, security procedures, market studies, sales information, customer information and client information of the Company, its affiliates, divisions or its businesses (“Company Group”) or of any other person or entity that has entrusted information to the Company, its affiliates, or its businesses in confidence.

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Independent Director understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.

Independent Director understands and agrees that Confidential Information includes information developed by Independent Director in the course of performing the Services for the Company as if Company furnished the same Confidential Information to Independent Director in the first instance. Confidential Information shall not include information that is generally available to and known by the public at the time of disclosure to Independent Director; provided, that, such disclosure is through no direct or indirect fault of Independent Director or person(s) acting on Independent Director’s behalf.

(b) Company Creation and Use of Confidential Information. Independent Director understands and acknowledges that Company Group has invested, and continues to invest, substantial time, money, and specialized knowledge into developing its resources, creating a customer base, forming relationships and partnerships with regulators and researchers, generating processes and training its employees, developing its intellectual property and improving its offerings in the field of advanced laser technology, throughout the United States. Independent Director understands and acknowledges that as a result of these efforts, Company Group has created, and continues to use and create Confidential Information. This Confidential Information provides Company Group with a competitive advantage over others in the marketplace.

(c) Disclosure and Use Restrictions. Independent Director agrees and covenants (i) to treat all Confidential Information as strictly confidential; (ii) not to directly or indirectly disclose, publish, communicate, or make available Confidential Information, or allow it to be disclosed, published, communicated, or made available, in whole or part, to any entity or person whatsoever (including employees of Company Group) not having a need to know and authority to know and use the Confidential Information in connection with the business of Company Group and, in any event, not to anyone outside of the direct employ of Company Group except as required in the performance of Independent Director’s authorized duties to Company or with the prior consent of the Company in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent); and (iii) not to access or use any Confidential Information, and not to copy any documents, records, files, media, or other resources containing any Confidential Information, or remove any such documents, records, files, media, or other resources from the premises or control of Company Group, except as required in the performance of Independent Director’s authorized duties to Company or with the prior consent of the Company in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent).

(d) Permitted Disclosures. Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency; provided that, the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. Independent Director shall promptly provide written notice of any such order to the Company.

(e) Permitted Communications. Nothing herein prohibits or restricts Independent Director (or Independent Director’s attorney) from initiating communications directly with, responding to an inquiry from, or providing testimony before the Securities and Exchange Commission (“SEC”), the Financial Industry Regulatory Authority (“FINRA”), any other self-regulatory organization, or any other federal or state regulatory authority regarding a possible securities law violation.

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(f) Notice of Immunity Under the Economic Espionage Act of 1996, as amended by the Defend Trade Secrets Act of 2016 (“DTSA”). Notwithstanding any other provision of this Agreement:

(i) Independent Director will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that:

(A) is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or

(B) is made in a complaint or other document filed under seal in a lawsuit or other proceeding.

(ii) If Independent Director files a lawsuit for retaliation by Company for reporting a suspected violation of law, Independent Director may disclose Company’s trade secrets to Independent Director’s attorney and use the trade secret information in the court proceeding if Independent Director:

(A) files any document containing trade secrets under seal; and

(B) does not disclose trade secrets, except pursuant to court order.

Independent Director understands and acknowledges that his obligations under this Agreement with regard to any particular Confidential Information shall commence immediately upon Independent Director first having access to such Confidential Information (whether before or after he begins performing the Services for the Company) and shall continue during and after his performing the Services for the Company until such time as such Confidential Information has become public knowledge other than as a result of Independent Director’s breach of this Agreement or breach by those acting in concert with Independent Director or on Independent Director’s behalf.

Independent Director agrees that all documents, reports and other data or materials provided to Independent Director shall remain the property of the Company, including, but not limited to, any work in progress. Upon Independent Director ceasing to serve as a director for any reason, Independent Director shall promptly deliver to the Company or destroy all such documents, including, without limitation, all Confidential Information, belonging to the Company, including all copies thereof.

8. RESTRICTIVE COVENANTS.

(a) Acknowledgement. Independent Director understands that the nature of Independent Director’s position gives Independent Director access to and knowledge of Confidential Information and places Independent Director in a position of trust and confidence with the Company Group. Independent Director understands and acknowledges that the services Independent Director provides to Company Group are unique, special, or extraordinary. Independent Director further understands and acknowledges that Company Group’s ability to reserve these for the exclusive knowledge and use of Company Group is of great competitive importance and commercial value to Company Group, and that improper use or disclosure by Independent Director is likely to result in unfair or unlawful competitive activity.

(b) Non-Solicitation of Employees. Independent Director agrees and covenants not to directly or indirectly solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of Company Group, or attempt to do so, during the Term and for the one (1) year thereafter, to run consecutively, beginning on the last day of Independent Director’s performance of the Services for the Company.

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(c) Non-Solicitation of Customers. Independent Director understands and acknowledges that because of Independent Director’s experience with and relationship to Company Group, Independent Director will have access to and learn about much or all of Company Group’s customer information. The term “Customer Information” as used in this Agreement includes, but is not limited to, names, phone numbers, addresses, email addresses, order history, order preferences, chain of command, decisionmakers, pricing information, and other information identifying facts and circumstances specific to the customer and relevant to sales and services. Independent Director understands and acknowledges that loss of this customer relationship and/or goodwill will cause significant and irreparable harm. Independent Director agrees and covenants, during the Term and for the one (1) year thereafter, to run consecutively, beginning on the last day of Independent Director’s performance of the Services for the Company, not to directly or indirectly solicit, contact (including but not limited to email, regular mail, express mail, telephone, fax, instant message, or social media), attempt to contact, or meet with Company’s current, former, or prospective customers for purposes of offering or accepting goods or services similar to or competitive with those offered by Company. This restriction shall only apply to current, former, or prospective customers (a) that Independent Director contacted in any way during the twenty four- (24-) month period immediately prior to termination of this Agreement; (b) that Independent Director has trade secret or confidential information about; (c) who became customers during Independent Director’s performance of the Services for the Company; or (d) about whom Independent Director has information that is not available publicly.

(d) Non-Disparagement. Independent Director agrees and covenants that Independent Director will not at any time make, publish, or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments, or statements concerning Company Group or any of its employees, officers, existing and prospective customers, suppliers, investors and other associated third parties. This Section 8 does not, in any way, restrict or impede Independent Director from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency; provided that, such compliance does not exceed that required by the law, regulation, or order. Independent Director shall promptly provide written notice of any such order to the Company.

(e) Acknowledgement. Independent Director acknowledges and agrees that the services to be rendered by Independent Director to Company are of a special and unique character; that Independent Director will obtain knowledge and skill relevant to Company’s industry, methods of doing business, and marketing strategies by virtue of Independent Director’s performance of the Services hereunder; and that the restrictive covenants and other terms and conditions of this Agreement are reasonable and reasonably necessary to protect the legitimate business interest of Company Group. Independent Director further acknowledges that the benefits provided to Independent Director under this Agreement, including the amount of Independent Director’s compensation, reflects, in part, Independent Director’s obligations and Company’s rights under Sections 7 and 8 of this Agreement; that Independent Director has no expectation of any additional compensation, royalties, or other payment of any kind not otherwise referenced herein in connection herewith; and that Independent Director will not suffer undue hardship by reason of full compliance with the terms and conditions of Sections 7 and 8 of this Agreement or Company’s enforcement thereof.

(f) Remedies. In the event of a breach or threatened breach by Independent Director of Sections 7 and 8 of this Agreement, Independent Director hereby consents and agrees that Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, and that money damages would not afford an adequate remedy, without the necessity of showing any actual damages, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages, or other available forms of relief.

9. INTELLECTUAL PROPERTY. Independent Director acknowledges that that any interest in any creation of Intellectual Property conceived, developed, or reduced to practice by Independent Director in the course of carrying out his or her duties for the Company will be solely owned by the Company. Title or interest (including any license rights or rights of use) in any intellectual property that is created within the Company shall be owned by the Company and no other. Independent Director shall never remove or alter any blueprints, measurements, image renderings, copyright, trademark, confidentiality or other proprietary notices that appear on any intellectual property owned or licensed by the Company. Independent Director shall never reproduce any such intellectual properties or any and all copies thereof. Independent Director shall not attempt to decompile, translate, reverse engineer or make excessive copies of any intellectual property owned or licensed by the Company, and Independent Director shall promptly notify the Company of any such attempt, regardless of whether by Independent Director or any Third Party, of which Independent Director becomes aware.

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10. GOVERNING LAW; FORUM. This Agreement is governed by the laws of the State of Nevada, without regard to conflict-of-laws principles. Any action arising out of or relating to this Agreement or the Independent Director’s service as a director shall be brought exclusively in a state or federal court located in the State of Nevada, consistent with the forum selection provision in the Company’s bylaws.

11. INDEMNIFICATION. Independent Director is entitled to indemnification to the fullest extent not prohibited by the State of Nevada and as provided by, or granted pursuant to, the Governing Documents and other applicable agreement or law.

12. NOTICES. Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, or by overnight carrier to the parties at the addresses set forth below (or such other addresses as specified by the parties by like notice) or by email:

If to Company, then to:	LIS Technologies Inc.
Attn: Chief Executive Officer
203 Victorius Blvd E, K-1330
Oak Ridge, TN, 37830

If to Independent Director, then to:	[_]
[_]

13. ASSIGNMENT. This Agreement is personal to Independent Director and shall not be assigned by Independent Director. Any purported assignment by Independent Director shall be null and void from the initial date of the purported assignment. Company may assign this Agreement to any successor or assign (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of Company. This Agreement shall inure to the benefit of Company and permitted successors and assigns.

14. CONFLICTING AGREEMENTS; REQUISITE APPROVAL. Independent Director and the Company represent and warrant to each other that the entry into this Agreement and the obligations and duties undertaken hereunder will not conflict with, constitute a breach of or otherwise violate the terms of any agreement or court order to which either party is a party, and each of the Company and Independent Director, as applicable, represent and warrant that it has all requisite corporate authority and approval to enter into this Agreement and it is not required to obtain the consent of any person, firm, corporation or other entity in order to enter into this Agreement.

15. NO WAIVER. No terms or conditions of this Agreement shall be deemed to have been waived, nor shall any party hereto be estopped from enforcing any provisions of the Agreement, except by written instrument of the party charged with such waiver or estoppel. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived, and shall not constitute a waiver of such term or condition for the future or as to any act other than specifically waived.

16. ENTIRE AGREEMENT. Unless specifically provided herein, this Agreement contains all of the understandings and representations between Independent Director and Company pertaining to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter. The parties mutually agree that the Agreement can be specifically enforced in court and can be cited as evidence in legal proceedings alleging breach of the Agreement. Notwithstanding the foregoing, this Agreement does not supersede, limit, or modify the Governing Documents, any indemnification agreement between the Company and Independent Director, or any directors’ and officers’ liability insurance policy, and if this Agreement conflicts with the Governing Documents, the Governing Documents control,

17. MODIFICATION AND WAIVER. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by Independent Director and the Company. No waiver by either of the parties of any breach by the other party hereto of any condition or provision of this Agreement to be performed by the other party hereto shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the parties in exercising any right, power, or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power, or privilege.

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18. SEVERABILITY. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement shall be held as unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions had not been set forth herein.

19. CAPTIONS. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

20. TOLLING. Should Independent Director violate any of the terms of the restrictive covenant obligations articulated herein, the obligation at issue will run from the first date on which Independent Director ceases to be in violation of such obligation.

21. SURVIVAL OF PROVISIONS. Upon the expiration or other termination of this Agreement, the respective rights and obligations of the parties hereto shall survive such expiration or other termination to the extent necessary to carry out the intentions of the parties under this Agreement.

22. BINDING EFFECT. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective successors and assigns, subject to the restriction on assignment as contained in Section 13 of this Agreement.

23. ATTORNEY’S FEES. The prevailing party in any legal proceeding arising out of or resulting from this Agreement shall be entitled to recover its costs and fees, including, but not limited to, reasonable attorneys’ fees and post judgment costs, from the other party, provided that any claim by Independent Director for indemnification or advancement of expenses is governed by the Governing Documents.

24. AUTHORIZATION. The person executing this Agreement on behalf of the Company hereby represents and warrants that he or she is a duly authorized representative of the Company and that the Company has taken all necessary corporate or partnership action to ratify and approve the execution of this Agreement in accordance with its terms.

25. ADDITIONAL DOCUMENTS. Each of the parties to this Agreement agrees to provide such additional duly executed (in recordable form, where appropriate) agreements, documents and instruments as may be reasonably requested by the other party in order to carry out the purposes and intent of this Agreement.

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26. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement. Signatures to this Agreement may be communicated and delivered by facsimile or electronic mail transmission, which shall be effective as delivery of an original. Photographic, facsimile or electronic mail copies of such signed counterparts may be used in lieu of the originals for any purpose. Each of the parties to this Agreement agrees that this Agreement may be electronically signed and that any electronic signatures appearing on this Agreement are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.

27. COMPLIANCE WITH LAW. Independent Director will comply with all laws, rules and regulations related to Independent Director’s activities on behalf of the Company pursuant to this Agreement. Independent Director acknowledges that he or she is aware that the federal securities laws restrict trading in the Company’s securities while in possession of material non-public information concerning the Company. Independent Director acknowledges that with respect to any Company securities now or at any time hereafter beneficially owned by Independent Director or any of his or her affiliates, that he or she will refrain from trading in the Company’s securities while he or she or any such affiliate is in possession of material non-public information concerning the Company, its financial condition, or its business and affairs or prospects.

28. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR COMPANY ENTERING INTO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

29. ACKNOWLEDGEMENT OF FULL UNDERSTANDING. INDEPENDENT DIRECTOR ACKNOWLEDGES AND AGREES THAT INDEPENDENT DIRECTOR HAS FULLY READ, UNDERSTANDS, AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. INDEPENDENT DIRECTOR ACKNOWLEDGES AND AGREES THAT INDEPENDENT DIRECTOR HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF INDEPENDENT DIRECTOR’S CHOICE BEFORE SIGNING THIS AGREEMENT

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have executed this Independent Director Agreement effective as of the Effective Date.

COMPANY:

LIS TECHNOLOGIES INC.

By:
Name:	Jiang Yu
Title:	Chief Executive Officer

Independent Director:

Name:

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